November 1, 2012
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our reports dated November 1, 2012 on our review of interim financial information of Realogy Holdings Corp. (formerly Domus Holdings Corp.) and Realogy Group LLC (formerly Realogy Corporation) for the three and nine month periods ended September 30, 2012 and 2011 are incorporated by reference in the Registration Statement of Realogy Holdings Corp. on Form S-8 dated October 12, 2012.
Very truly yours,
/s/ PricewaterhouseCoopers LLP